                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


Date of report (Date of earliest event reported)  February 14, 2002


ALTEON INC.
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(Exact Name of Registrant as Specified in Charter)


Delaware                      001-16043                 13-3304550
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(State or Other Juris-       (Commission             (I.R.S. Employer
diction of Incorporation)     File Number)          Identification No.)


170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000


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          (Former Name or Former Address, If Changed Since Last Report)
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Item 5. Other Events

         On February 14, 2002, Alteon Inc. issued the following press release:

ALTEON ADDS PHARMA MARKETING AND LICENSING EXPERT TO SENIOR MANAGEMENT TEAM

RAMSEY, N.J., Feb 14, 2002 /PRNewswire-FirstCall via COMTEX/ -- Alteon Inc. (Amex: ALT) announced today the appointment of pharmaceutical marketing and licensing expert Judith S. Hedstrom as Senior Vice President, Corporate Development. Ms. Hedstrom will be responsible for Alteon's commercial development strategy and implementation, critical next steps for lead product ALT-711.

Ms. Hedstrom joins Alteon from McKinsey & Company, Inc., where she was a leader in the Pharmaceutical and Medical Products Practice, serving both large and emerging pharma clients. With over 20 years in the health care industry, Ms. Hedstrom's expertise is in building the interfaces between R&D, product development and marketing. She previously served as Vice President of Business Development at APACHE Medical Systems, and as a Senior Consultant at The Wilkerson Group, Inc. She began her career in product development at Baxter International. Ms. Hedstrom holds an M.B.A. in Finance and Marketing and a B.A. in Chemistry from The University of Chicago.

"Judy Hedstrom brings to Alteon significant experience in the commercial challenges that face an emerging company, and she provides a critical component to our future marketing and licensing strategy," said Kenneth I. Moch, President and Chief Executive Officer of Alteon. "She is highly regarded in her field, and is a key addition to the Alteon leadership team as we move forward with ALT-711 and work to expand our product pipeline."

About Alteon

Alteon is developing several new classes of drugs that reverse or slow down diseases of aging and complications of diabetes. These compounds impact a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s are an inevitable part of the aging process that lead to a loss of flexibility and function in body tissues, organs and vessels. The company is initially developing therapies for cardiovascular and kidney diseases in older or diabetic individuals.

Alteon has created a library of novel classes of compounds targeting the A.G.E. Pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. The Company's lead A.G.E. Crosslink Breaker ALT-711 is being evaluated in the Phase IIb SAPPHIRE clinical trial focused on systolic hypertension, and the Phase IIb SILVER trial in systolic hypertension with left ventricular hypertrophy. The compound is also under Phase I investigation in end-
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stage renal disease patients undergoing peritoneal dialysis, a patient population that has significant cardiovascular disease. Other A.G.E. compounds are being evaluated for skin aging, as well as additional human and animal health indications. For more information on Alteon, visit the company's web site at http://www.alteonpharma.com.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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                                  * * * * * * *

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Alteon Inc.



                                       By:  /s/ Elizabeth O'Dell
                                            ------------------------------------
                                            Elizabeth O'Dell
                                            Vice President, Finance

Dated:  February 19, 2002